UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2013

WINLAND ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

1-15637	41-0992135
(Commission File Number)	(IRS Employer
Identification No.)

1950 Excel Drive
Mankato, Minnesota 56001
(Address of Principal Executive Offices)  (Zip Code)

(507) 625-7231
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, by letters dated November 29, 2011 and April 11, 2012, Winland Electronics, Inc. (the “Company”) was notified by NYSE Regulation, Inc. (“NYSE Regulation”) staff (the “Staff”) that it was not in compliance with certain of the NYSE MKT’s (the “Exchange”) continued listing standards as set forth in Part 10 of the Exchange’s Company Guide.  Specifically, the Company was advised that it was not in compliance with the following Sections of the Company Guide:

●
Section 1003(a)(ii) because the Company reported stockholders’ equity of less than $4,000,000 and has incurred losses from continuing operations and/or net losses in three of its four most recent fiscal years; and

●
Section 1003(a)(iii) because the Company reported stockholders’ equity of less than $6,000,000 and has incurred losses from continuing operations and/or net losses in each of its last five consecutive fiscal years ended December 31, 2011.

The Company was given the opportunity to submit a plan of compliance advising the Exchange of actions it had taken, or would take, to regain compliance with the continued listing standards (the “Plan”).  The Company submitted the Plan and the Staff subsequently notified the Company that it has made a reasonable demonstration of its ability to regain compliance with the continued listing standards by May 29, 2013, and that the Staff had accepted its Plan.  The Company was further advised that delisting proceedings would be immediately initiated if the Company failed to make progress consistent with the Plan.

As part of the Plan, the Company informed the Staff that it intended to conduct a capital raise in either the fourth quarter of 2012 or the first quarter of 2013.  The Company has decided not to conduct a capital raise due to dilution current shareholders would face given a capital raise of significant size.

Accordingly, on March 6, 2013, the Company received written notification from the Staff (the “Staff Determination”) stating that the Company’s Common Stock is subject to delisting from the Exchange unless the Company requests an appeal of the Staff Determination.

The Company does not intend to request an appeal of the Staff Determination.  Therefore, the Staff Determination will become final and the Company’s Common Stock will be scheduled for delisting from the Exchange, and trading in the Company’s Common Stock on the Exchange will be discontinued effective at the close of business on Wednesday March 20, 2013.

The Company will make an application and take the necessary steps so that the Company’s Common Stock will be traded on the OTC Bulletin Board as soon as practicable after March 20, 2013.

The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Report as if fully set forth herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:

99.1	Press Release dated March 12, 2013 announcing Delisting Notice from NYSE MKT.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 12, 2013

WINLAND ELECTRONICS, INC.

By	/s/ Brian D. Lawrence
Brian D. Lawrence
Chief Financial Officer and
Senior Vice President

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
March 6, 2013	001-15637

WINLAND ELECTRONICS, INC.

EXHIBIT NO.	ITEM

99.1	Press Release dated March 12, 2013 announcing Delisting Notice from NYSE MKT.